Press Release For immediate release
Invesco Ltd. Announces June 30, 2009 Assets Under Management Investor Relations Contact: Aaron Uhde 404-479-2956 Media Relations Contact: Doug Kidd 404-479-2922

Atlanta - July 8, 2009 --- Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $388.6 billion.

	Ending Assets Under Management
(In billions)	June 30, 2009 (a)	May 31, 2009	April 30, 2009	March 31, 2009
Total AUM ex Money Market	$295.1	$292.2	$273.8	$255.5
Money Market (b)	$93.5	$99.1	$93.7	$92.7
Total	$388.6	$391.3	$367.5	$348.2

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include both retail and institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

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                                                                                                                                           Invesco Ltd.

                                                                                                                                           Two Peachtree Pointe

                                                                                                                                           1555 Peachtree Street, N.E.

                                                                                                                                           Atlanta, GA 30309

                                                                                                                                           Telephone: +1 404 479 1095